Exhibit 99.1

Omeros Prices $75 Million Public Offering of Common Stock and Pre-Funded Warrants

SEATTLE, WA--January 29, 2015--Omeros Corporation (NASDAQ: OMER) today announced that it has priced an underwritten public offering of 2,995,506 shares of its common stock at a per share price to the public equal to $20.03, and pre-funded warrants to purchase up to 749,250 shares of its common stock, at a per warrant price to the public equal to $20.02. The pre-funded warrants have a term of seven years and an exercise price of $0.01 per share. Total gross proceeds, including the approximately $15 million to be received on the pre-funded warrants, will be approximately $75 million. The net proceeds from this offering, after deducting the underwriters’ discounts and other estimated offering expenses, will be approximately $70.6 million. Omeros has also granted the underwriters a 30-day option to purchase up to an additional 449,325 shares of common stock to cover overallotments, if any, which would result in additional gross proceeds of approximately $9 million if exercised in full. The offering is expected to close on or about February 3, 2015, subject to customary closing conditions.

Omeros intends to use the net proceeds of the offering for general corporate purposes, including expenses related to the commercialization of Omidria™, research and development expenses, such as funding clinical trials, preclinical studies, manufacturing development and costs associated with otherwise advancing the company’s drug candidates toward New Drug Application submission. Omeros may also use the net proceeds for working capital, the repayment of debt obligations, acquisitions or investments in businesses, products or technologies that are complementary to its own, and other capital expenditures.

Cowen and Company, LLC acted as the sole book-running manager for the offering.

Wedbush PacGrow Life Sciences acted as co-lead manager. Needham & Company, LLC, WBB Securities LLC, Maxim Group LLC and MLV & Co. LLC acted as co-managers.

A registration statement on Form S-3 relating to these securities was filed with the Securities and Exchange Commission and was automatically effective. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement related to the offering was filed with the Securities and Exchange Commission on January 28, 2015. An electronic copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering is available on the website of the Securities and Exchange Commission at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Omeros, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Omeros Corporation

Omeros is a biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, coagulopathies and disorders of the central nervous system.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical facts are forward-looking statements. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with Omeros’ ability to begin U.S. commercial sales of Omidria™ (OMS302) in early 2015, Omeros’ ability to obtain regulatory approval for its Marketing Authorization Application in the EU for the commercialization of Omidria, Omeros’ unproven preclinical and clinical development activities, regulatory oversight, product commercialization, intellectual property claims, competitive developments, litigation, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2014. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.